UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 18, 2008

Riptide Worldwide, Inc.

(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-130011	20-8514961
(Commission File Number)	(IRS Employer Identification No.)

200 East Palm Valley Drive, 2nd Floor, Oviedo, FL 32765

(Address of principal executive offices) (Zip Code)

(321)-296-7724

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (“Current Report”) including the Exhibits, and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the Registrant’s Annual Report on Form 10-KSB, filed with the Commission on April 15, 2008, in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.. This Current Report on Form 8-K should be read in conjunction with the Registrant’s consolidated financial statements included in the Registrant’s Annual Report on Form 10-KSB.

In this Current Report on Form 8-K, references to “we,” “our,” “us,” “our company,” or “Riptide”  refer to Riptide Worldwide, Inc., a Nevada corporation, Information Intellect, Inc., a Georgia corporation, Riptide Software, Inc., a Florida corporation, and RTWW Business Services, Inc., a Florida corporation and all are wholly owned subsidiaries of the Registrant.

Item 1.01  Entry into a Material Definitive Agreement.

Agreement to Repay Senior Notes and Waive Defaults Under the Senior Notes

In July 2007, Riptide entered into a Securities Purchase Agreement to issue (i) senior secured notes at a discount (the “Senior Notes”) in the aggregate principal amount of $7,222,222.22, (ii) 12,797,500 shares of the Company’s common stock (“Common Stock”) and (iii) warrants to purchase 3,500,000 shares of Common Stock in return for $6,500,000 of cash proceeds after a ten (10) percent debt discount but before transaction costs.  At December 31, 2007 and continuing to April 17, 2008 the Company was in technical default of the convenants under the Senior Notes.

On April 18, 2008 the Company entered into a Waiver Agreement (the “Agreement”) whereby the holders of the Senior Notes would agree to waive the defaults under the Senior Notes in return for the following;

1.               On or before April 25, 2008, the Company will pay the holders of the Senior Notes $2,000,000 in cash and issue warrants for 1,574,444 shares of Common Stock with an exercise price of $0.01 per share;

2.               On or before May 15, 2008, the Company will pay the holders of the Senior Notes $5,000,000 in cash;

3.               On or before June 15, 2008, the Company will pay the holders of the Senior Notes $750,000 in cash, and

4.               On or before June 30, 2008 the Company will pay the holders of the Senior Notes $817,912 in cash.

After making the payments above, the Company expects that on or before June 30, 2008, the obligations under the Senior Notes including accrued interest and any default penalties will have been settled in full.

The Company expects to have sufficient funds available to make these payments from the issuance of Series C Preferred Stock pursuant to a Series C Preferred Stock Purchase Agreement with Matrix Holdings, LLC (“Matrix”), an entity owned and controlled by Frank Wilde, Riptide’s CEO.  Matrix has agreed to invest up to $15 million in cash in return for shares of Convertible Redeemable Series C Preferred Stock, par value $0.001 per share, (“Series C Shares”) and warrants to purchase shares of the Common Stock at a rate of one warrant for every two Series C Shares purchased.  The Company expects Matrix to make the investment of up to $15 million in multiple tranches.  Riptide plans to use the proceeds from the sale of the Series C Shares to repay debt, make acquisitions and for working capital purposes.

In addition to the payment obligations, the Company is required to

1.               within seven (7) days of the date of the Agreement deliver to the holders of the Senior Notes an opinion of its legal counsel in form and substance satisfactory to holders of the Senior Note providing that all the securities including the 12,797,500 shares of Common Stock issued in July 2007 and currently held by the holders of the Senior Notes, are freely tradable under Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended; and

2.               within seven (7) days of the six (6) month anniversary of the date of the Agreement, deliver to the holders of the Senior Notes an opinion of its legal counsel in form and substance satisfactory to holders of the Senior Notes, that the Common Stock underlying the warrants issuable pursuant to the Agreement shall be freely tradable under Rule 144 assuming the holders exercise the warrants pursuant to the cashless exercise provisions.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable

(b) Pro Forma Financial Information.

Not Applicable

(c) Shell Company Transactions.

Not Applicable

(d) Exhibits.

10.1   Waiver Agreement dated as of April 18, 2008

10.2   Form of Warrant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2008	RIPTIDE WORLDWIDE, INC.

	By:	/s/ FRANCIS E. WILDE
Francis E. Wilde
Chairman and CEO

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.1	Waiver Agreement dated as of April 18, 2008

10.2	Form of Warrant Agreement